Exhibit 10.7
[INCENTIVE][NONQUALIFIED] STOCK OPTION AGREEMENT

CARDIOVASCULAR SYSTEMS, INC.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

        CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation (the “Company”), has engaged Morgan Stanley Smith Barney LLC (“MSSB”) to maintain an online system to provide secure account access to participants receiving grants (each, a “Participant”) under the Company’s Amended and Restated 2017 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”). Each Participant has an online account with MSSB with an award summary (the “Award Summary”) disclosing the date of the award, the number of shares subject to each award and conditions of the vesting of the award. This Agreement sets forth terms and conditions applicable to those awards set forth in the Award Summary that are options to purchase shares of the Company’s Common Stock and that are to be treated as [incentive][nonqualified] stock options.

W I T N E S S E T H:

        WHEREAS, the Participant is, on the date of grant set forth in the Award Summary, a key employee, officer or director of, or a consultant or advisor to, the Company or a Subsidiary of the Company; and

        WHEREAS, the Company wishes to grant [an incentive][a nonqualified] stock option to Participant to purchase shares of the Company’s Common Stock pursuant to the Plan; and

        WHEREAS, the Administrator of the Plan has authorized the grant of [an incentive][a nonqualified] stock option to Participant.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

        1. Grant of Option. The Company hereby grants to Participant on the date set forth in the Award Summary (the “Date of Grant”) the right and option (the “Option”) to purchase all or portions of an aggregate of the number of shares of Common Stock set forth in the Award Summary at a per share price set forth in the Award Summary on the terms and conditions set forth in the Award Summary and this Agreement, and subject to adjustment pursuant to Section 15 of the Plan. The Administrator of the Plan has determined that, as of the Date of Grant, the fair market value of the Company’s Common Stock is equal to the per share price set forth in the Award Summary. [This Option is intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, to the extent permitted under Code Section 422(d).] [This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.]

2. Duration and Exercisability.

         a. General. The term during which this Option may be exercised shall terminate on the date set forth in the Award Summary, except as otherwise provided in Paragraphs 2(b) through 2(d) below. This Option shall become exercisable according to the schedule set forth in the Award Summary. Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Participant may continue to exercise this Option under the terms and conditions of the Award Summary and this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares that Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option’s termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase. Notwithstanding anything in the Plan, the Award Summary or this Agreement to the contrary, this Option shall become fully vested and exercisable upon a Change of Control.

         b. Termination of Relationship (other than Disability or Death). If Participant ceases to be an employee, a consultant, or a nonemployee director of the Company or any Subsidiary for any reason other than disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary of the date of termination of Participant’s relationship, and (ii) the expiration date of this Option stated in the Award Summary. In such period following such termination of Participant’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.

         c. Disability. If Participant ceases to be an employee, a consultant, or a nonemployee director of the Company or any Subsidiary because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the 12-month anniversary of the date of termination of Participant’s relationship, and (ii) the expiration date of this Option stated in the Award Summary. In such period following such termination of Participant’s relationship, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date on which Participant’s relationship with the Company or Subsidiary has terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such relationship, or if Participant does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Participant under this Option shall be forfeited.

         d. Death. In the event of Participant’s death, this Option shall terminate on the earlier of (i) the close of business on the 12-month anniversary of the date of Participant’s death, and (ii) the expiration date of this Option stated in the Award Summary. In such period following Participant’s death, this Option may be exercised by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Participant’s death, but had not previously been exercised. To the extent this Option was not exercisable upon the date of Participant’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

        3. Manner of Exercise.

         a. General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise in accordance with the instructions in the Participant’s MSSB account. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be so exercised and, if partially exercised, may be exercised as to the unexercised shares any number of times during the option period as provided herein.

         b. Form of Payment. Subject to the approval of the Administrator, payment of the option price by Participant shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, any other method set forth in Section 8 of the Plan, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan. For purposes of this Agreement, “previously acquired shares of Common Stock” shall include shares of Common Stock that are already owned by Participant at the time of exercise.

         c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, the Company shall cause an entry to be made in the books of the Company or its designated agent representing the shares of Common Stock purchased and recording Participant as the owner of such shares. Upon request, the Company shall cause to be issued one or more stock certificates representing such shares of Common Stock in the Participant’s name. The Company may also place a legend in such book entry or on such certificates describing the transfer restrictions set forth in this Agreement.

        4. General Provisions.

         a. Employment or Other Relationship; Rights as Stockholder. This Agreement shall not confer on the Participant any right with respect to continuation of employment or other relationship by the Company, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment or service contract for any specified term between Participant and the Company. Participant shall have no rights as a stockholder with respect to shares subject to this Option until such shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 15 of the Plan.

         b. 280G Limitations. Notwithstanding anything in the Plan, this Agreement or in any other agreement, plan, contract or understanding entered into from time to time between Participant and the Company or any of its Subsidiaries to the contrary (except an agreement that expressly modifies or excludes the application of this Paragraph 4(b)), this Option shall not be accelerated in connection with a Change of Control to the extent that such acceleration, taking into account all other rights, payments and benefits to which Participant is entitled under any other plan or agreement, would constitute a “parachute payment” or an “excess parachute payment” for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or any successor provisions, and the regulations issued thereunder; provided, however, that the Administrator, in its sole discretion and in accordance with applicable law, may modify or exclude the application of this Paragraph 4(b).

         c. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the book entries or certificates (as applicable) for such shares shall bear an appropriate legend or notation to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

         d. Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 15 of the Plan, certain changes in the number or character of the capital stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option (i.e., Participant shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).

         e. Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

         f. Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes attributable to this Option are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Common Stock subject to this Option. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to this Option, having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the statutory minimum amount required to be withheld for tax purposes or such higher amount as is authorized by the Administrator. Participant’s election to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s election to deliver shares for purposes of such withholding tax obligations shall be irrevocable and shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

         g. Nontransferability. During the lifetime of Participant, the accrued Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

         h. 2017 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All capitalized terms in this Agreement not defined herein shall have the meanings ascribed to them in the Plan. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

         i. Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, with such public offering.

         j. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and it is determined that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, and such determination is affirmed by the Board of Directors, unless the Board of Directors determines otherwise, (i) the exercisability of this Option and the date on which this Option must be exercised shall be accelerated, provided that the Company agrees to give Participant 15 days’ prior written notice of such acceleration, and (ii) any portion of this Option or any other option granted to Participant pursuant to the Plan that is not exercised prior to or contemporaneously with such public offering shall be canceled. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

         k. Affiliate Compliance. Participant agrees that, if Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of a Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

         l. Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(c) and Paragraphs 4(i) through 4(k) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(c) or Paragraphs 4(i) through 4(k).

         m. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant. This Option is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.

         n. Choice of Law. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Agreement, without regard to that state’s conflict of laws rules.

         o. Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

         p. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

        ACCORDINGLY, by accepting this award, the Participant acknowledges and agrees to all of the terms and conditions set forth in the Award Summary and this Agreement.